Exhibit 99.1

COSTCO WHOLESALE CORPORATION ANNOUNCES EXECUTIVE OFFICER RETIREMENT

ISSAQUAH, Wash., May 5, 2010 - Costco Wholesale Corporation (Nasdaq: COST) announced today the retirement of Dick DiCerchio as its Senior Executive Vice President and Chief Operating Officer, effective June 4, 2010. Jim Sinegal, Costco’s Chief Executive Officer, stated: “Dick has made invaluable contributions to the growth of our Company, having spent twenty-seven years in all facets of our operations, culminating with his positions as Senior Executive Vice President and a member of the Board of Directors. Under his leadership, the Company has trained and developed a broad and deep team of executives across the globe. Jeff Brotman, I, our Board of Directors, and our employees are deeply grateful to Dick for all his contributions to our success and wish him a healthy and productive retirement.” Dick will remain a member of the Board of Directors.

Costco currently operates 567 warehouses, including 414 in the United States and Puerto Rico, 77 in Canada, 21 in the United Kingdom, seven in Korea, six in Taiwan, nine in Japan, one in Australia and 32 in Mexico. The Company also operates Costco Online, an electronic commerce web site, at www.costco.com and at www.costco.ca in Canada. The Company plans to open up to six additional new warehouses prior to the end of its fiscal year, on August 29, 2010.

Certain statements contained in this document constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. For these purposes, forward-looking statements are statements that address activities, events, conditions or developments that the Company expects or anticipates may occur in the future. Such forward-looking statements involve risks and uncertainties that may cause actual events, results or performance to differ materially from those indicated by such statements. These risks and uncertainties include, but are not limited to, domestic and international economic conditions, including exchange rates, the effects of competition and regulation, uncertainties in the financial markets, consumer and small business spending patterns and debt levels, conditions affecting the acquisition, development, ownership or use of real estate, actions of vendors, rising costs associated with employees (including health care costs), geopolitical conditions and other risks identified from time to time in the Company’s public statements and reports filed with the Securities and Exchange Commission.

CONTACTS: Costco Wholesale Corporation

Richard Galanti, 425/313-8203, Bob Nelson, 425/313-8255, Jeff Elliott, 425/313-8264